UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              WASHINGTON, DC 20549

                                    FORM 8-K

                             CURRENT REPORT PURSUANT
                          TO SECTION 13 OR 15(D) OF THE
                         SECURITIES EXCHANGE ACT OF 1934


       Date of Report (Date of earliest event reported): November 18, 2005


                            Y-Tel International, Inc.
             (Exact name of registrant as specified in its charter)



           Delaware                    000-33327                 13-4151225
 ---------------------------    ----------------------         ---------------
(State or other jurisdiction   (Commission File Number)       (I.R.S. Employer
       of incorporation)                                     Identification No.)



             1100 NW 163rd Drive, North Miami Beach Florida        33169
             ----------------------------------------------      --------
                (Address of principal executive offices)        (Zip Code)


        Registrant's telephone number, including area code: (305) 623-1140
                                                            --------------


     Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):


    |_| Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

    |_| Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

    |_| Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act(17 CFR 240.14d-2(b))

    |_| Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act(17 CFR 240.13e-4(c))





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ITEM 5.02  Departure of Directors or Principal Officers

         On November 18, 2005, the Board of Directors of Y-Tel International, Inc. voted to remove Steven Lipman as the Company's Chairman, President and Chief Executive Officer. The Board also voted to remove Mr. Lipman as a director and to terminate his Employment Agreement. Such terminations were effected by the Board in their opinion for good and sufficient cause.

         John Conroy, the Company's Chief Financial Officer, was appointed by the Board to serve as the Acting Chief Executive Officer and Chairman following Mr. Lipman's removal.

         The Board also acted to establish an Executive Committee to perform all actions of the Board until the next annual meeting of stockholders. Such committee will consist of directors John Conroy, Todd Wallace and Alan Tracey.





                                   SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                             Y-TEL INTERNATIONAL, INC.
                                             -------------------------
                                             (Regstrant)



Date: November 21, 2005                      By: /s/ John Conroy
                                             ----------------------------
                                                 John Conroy
                                                 Acting Chief Executive Officer